Exhibit 10.15

Form of

STOCK OPTION AGREEMENT dated as of January 1, 2002 between LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation (the “Company”), and the other party signatory hereto (the “Participant”).

WHEREAS, the Participant is currently a key employee of the Company or one of its subsidiaries and, pursuant to the Company’s Management Stock Option Plan (the “Plan”) and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to remain in its employ or the employ of one of its subsidiaries and to increase his interest in the success of the Company by granting to the Participant incentive stock options pursuant to Section 422 of the Code (the “Options”) to purchase shares of common stock, no par value per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.             Definitions; Incorporation of Plan Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto.  This Agreement, the Options and the shares of Common Stock issued pursuant to the exercise of Options (the “Option Shares”) shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  The date of grant with respect to the Options shall be the date specified at the foot of the signature page hereof.

2.             Management Stockholders Agreement; Certain Restrictions.  In accordance with Section 6(g) of the Plan, the Participant and the Company hereby confirm that, effective as of the date hereof, the Participant shall, for purposes of the Management Stockholders Agreement (as defined in Section 4 below), be deemed to be a “Stockholder” with respect to the Options and the Option Shares and the Participant agrees to be bound by all the terms of the Management Stockholders Agreement applicable to such a Stockholder.  None of the Option Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party other than the Company except as provided in the Management Stockholders Agreement or the Plan.  None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution.  During the Participant’s lifetime, an Option shall be exercisable only by the Participant.  Each Permitted Transferee (other than the Company) of any Option or Option Share shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to the Management Stockholders Agreement and this Agreement.

3.             Grant of Options.  Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant, effective as of the date of grant, the number of Service Options and/or Performance Options specified at the foot of the signature page hereof.  Each such Option shall entitle the Participant to purchase, upon payment of the Option Price specified at the foot of the signature page hereof, one share of Common Stock.  The Options are intended to qualify as incentive stock options under Section 422 of the Code.  Nonetheless, if the Option is determined not to be an incentive stock option, the Participant understands that neither the Company nor any of its subsidiaries is responsible to compensate him or her or otherwise make up for the treatment of the Option as a non qualified stock option and not as an incentive stock option.  The Participant should consult with his or her own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, any holding period requirements.  The Options shall be exercisable as hereinafter provided.

4.             Terms and Conditions of Options.  The Options evidenced hereby are subject to the following terms and conditions:

(a)           Duration of Options.  The period for which these Options are effective shall commence upon the date hereof and shall continue until these Options are terminated as hereinafter provided (the “Option Period”).  Except as otherwise expressly provided in this Section 4(a) hereof, the Options (whether or not exercisable) shall terminate and be forfeited without payment immediately upon an Employee’s ceasing to be an employee of the Company or any of its subsidiaries.  The Option Period of these Options shall terminate upon, and the Options shall not be exercisable following, the earliest to occur of (1) the tenth anniversary of the date hereof and (2) the following dates:

(i)            the six-month anniversary of the date upon which the Participant holding such Option ceases to be an employee of the Company or its subsidiaries by reason of death;

(ii)           unless otherwise specifically provided in any agreement between the Participant and the Company or one of its subsidiaries, the thirty-day anniversary of the date of the Retirement or Disability (as such terms are defined in the Management Stockholders Agreement) of the Participant if the Participant retires or is disabled while an employee of the Company or any of its subsidiaries, or the thirty-day anniversary of the date of Involuntary Termination (as defined in the Management Stockholders Agreement) of the Participant; provided, however, that in the event of a Participant’s termination of employment due to Retirement, Disability or Involuntary Termination, Performance Options shall terminate on the thirty-day anniversary of the later of (A) such termination of employment and (B) April 15th of the year in which such termination of employment occurred; or

(iii)          immediately upon a Participant’s Voluntary Resignation (as defined in the Management Stockholders Agreement) or termination of employment with the Company or any of its subsidiaries for Cause (as defined in the Management Stockholders Agreement).

(b)           Exercisability and Vesting of Options.  Options granted hereunder have been designated Service Options or Performance Options.  Options shall become exercisable pursuant to the following terms and (except as otherwise expressly provided for hereunder or in any agreement between the Company and the Participant) only if the Employee is an employee of the Company or any of its subsidiaries (as determined pursuant to Section 10 of the Plan) on the date on which such Option becomes exercisable.  An Option (or portion thereof) which becomes exercisable pursuant to the terms of this Section 4(b) is referred to as a “Vested Option.”

(i)            Except as the Board of Directors or the Committee may otherwise determine, Service Options shall vest and become exercisable with respect to 20% of the Option Shares on the date of grant, and with respect to an additional 20% of the Option Shares as of each of the first, second, third and fourth anniversaries of the date of grant; provided that the Employee remains in the employ of the Company or any of its subsidiaries (as determined pursuant to Section 10 of the Plan); and provided, further that in the event of a Change in Control of the Company all outstanding unvested Service Options held by Participants shall become fully vested and immediately exercisable on the effective date of such Change in Control.

(ii)           Except as the Board of Directors or the Committee may otherwise determine, Performance Options shall vest and become exercisable at a rate of up to 20% per year subject to the achievement of predetermined EBITDA Value (as defined in Schedule I of the Plan) targets for each fiscal year of the Company beginning with the fiscal year ending December 31, 2002 (the “Target EBITDA Values”), or the achievement of cumulative EBITDA Value targets (the “Cumulative Target EBITDA Values”); provided that the Participant (A) remains in the employ of the Company or any of its subsidiaries (As determined pursuant to Section 10 of the Plan), or (B) is no longer in the employ of the Company or any of its subsidiaries due to an Involuntary Termination which occurred after the last day of the fiscal year of the Company.  The Target EBITDA Values and the Cumulative Target EBITDA Values for a grant of Performance Options shall be established prior to the relevant date of grant.  If the Target EBITDA Value for a fiscal year is not achieved, none of the Performance Options subject to vesting for such fiscal year shall become exercisable and such Performance Options shall instead remain eligible to vest and become exercisable if and when the applicable Cumulative Target EBITDA Value is achieved; provided, further, that in the event of a Change in Control of the Company all outstanding unvested Performance Options held by Participants shall become fully vested and immediately exercisable on the effective date of such Change in Control and provided, further, that in the event of an IPO (as defined in the Management Stockholders Agreement) Performance Options not yet vested will no longer become exercisable in accordance with this Section 4(b)(ii) and will vest and become exercisable as if they were Service Options, in the same manner as determined under clause (i) of this Section 4(b).

Subject to Sections 8 and 11 of the Plan, the Target EBITDA Values and the Cumulative Target EBITDA Values as established pursuant to the Plan, shall be adjusted as determined by the Board in good faith if there has been a disposition of assets representing a substantial portion of the consolidated assets of the Company, an acquisition of assets representing a substantial portion of the consolidated assets of the Company, a recapitalization or merger of the Company, or other extraordinary transaction in the preceding four quarters.

(c)           Procedure for Exercise and Payment for Shares.  Exercise of these Options shall be made by the Participant’s giving written notice to the Company.  Such written notice shall be deemed sufficient for this purpose only if it (i) is delivered to the Company at its principal offices, (ii) states the number of Option Shares with respect to which the Option is being exercised, and (iii) states the date, no earlier than the fifth business day after, and no later than the tenth business day after, the date of such notice, upon which the Option Shares shall be purchased and payment therefor shall be made.  The payments for Option Shares purchased pursuant to exercise of these Options shall be made at the principal offices of the Company.  Upon (x) the exercise of any Option, in compliance with the provisions of this Section 4(c), (y) receipt by the Company of the payment for the Option Shares so purchased together with cash in the amount of (or the making of arrangements referred to in Section 13 of the Plan with respect to) any taxes required to be collected or withheld as a result of the exercise of this Option, and (z) receipt by the Company of an executed copy of the Management Stockholders Agreement (unless such Participant is already a party thereto or the Company receives such other evidence as the Company may reasonably require to ensure that the Option Shares issuable upon exercise of the Option will be subject to the Management Stockholders Agreement), the Company shall deliver or cause to be delivered to the Participant so exercising an Option a certificate or certificates for the number of Option Shares with respect to which these Options are exercised and payment is made.  The Option Shares shall be registered in the name of the exercising Participant; provided that in no event shall any Option Shares be issued pursuant to exercise of an Option until full Payment therefor shall have been made in one of the manners set forth below; and provided, further, that until such payment has been made, the exercising Participant shall have no rights of a shareholder.  For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein.  The exercise price shall be payable at the election of the Participant, in whole or in part, in any one or a combination of cash or Mature Common Stock (as defined below) valued at the Fair Value Price as of the date the notice of exercise is given.  “Mature Common Stock” is defined as shares of Common Stock held by such Participant for more than six months.

(d)           Cash-Out of Certain Options.

(i)            Without limiting any rights of the Company under the Management Stockholders Agreement, the Board or the Committee may in its sole discretion cancel the vested portion of any Option or Options held by a person who is at such time no longer an employee of the Company or its subsidiaries in exchange for a cash payment equal to the excess of (x) the Fair Value Price of the Option Shares subject to such Vested Option, over (y) the Option Price for such Option Shares, multiplied by the number of Option Shares subject to such cancelled Options; provided, however, that the exercise of the right of the Board or the Committee hereunder shall not be made in contemplation of a Change in Control or an IPO.

(ii)           Without limiting any rights of the Company under the Management Stockholders Agreement, the Board or the Committee may cancel any outstanding Options in exchange for a cash payment, or in the discretion of the Board or the Committee, payment of other property, to the Participant equal to the excess of (x) the fair market value (as determined in good faith by the Board) of the consideration received per Stonington Share (as defined in the Management Stockholders Agreement) by Stonington in any sale (by merger, stock purchase or otherwise) to a person which is not an Affiliate of the Company or Stonington of all the then issued and outstanding Stonington Shares (a “Transfer Event”), over (y) the Option Price for such Option Shares, multiplied by the number of Option Shares subject to such cancelled Options, in each case effective upon the consummation of the Transfer Event.

(e)           Stockholder Rights.  The Participant shall have no rights as a stockholder with respect to any Option Shares until such Participant shall have exercised the related Options and until a certificate or certificates evidencing such shares shall have been issued to the Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

(f)            Dividends and Distributions.  Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock distribution to holders of Option Shares, as a stock dividend on Option Shares or pursuant to a similar transaction shall be subject to the same restrictions as such Option Shares, and all references to Option Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

5.             Requirements of Law and of Certain Agreements.  If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Participant to take any action with respect to any Option Shares, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for such Option Shares shall be postponed until full compliance has been made with all such requirements of law or regulation, provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation.  Further, if requested by the Company, at or before the time of the issuance of such Option Shares, the Participant shall deliver to the Company his or her written statements satisfactory in form and content to the Company, that he or she intends to hold the Option Shares so acquired by him or her for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act or any applicable state securities or “blue sky” law.  Moreover, in the event that the Company shall determine in its sole discretion that, in compliance with the Securities Act or any applicable state securities or “blue sky” law, it is necessary to register any of the Option Shares, or to qualify any such Option Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised until the required action has been completed; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation.  All Option Shares shall bear the legends provided for in the Management Stockholders Agreement.

6.             Dispositions of Common Stock.  If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to the Participant in connection with the exercise of an Option within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of transfer of such share of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office by one of the methods described in Section 11 of this Agreement.

7.             $100,000 Limitation.  With respect to Options granted to the Participant under the Plan, if the aggregate fair market value (determined as of the date the Option is granted) of the number of shares with respect to which Options are exercisable for the first time by the Participant during any calendar year under all plans of the Company or a subsidiary exceeds one hundred thousand dollars ($100,000) or such other limit as may be required by the Code, such Options shall be treated, to the extent of such excess, as non-qualified stock options.

8.             Miscellaneous.

(a)           No Rights to Grants or Continued Employment.  The Participant shall not have any claim or right to receive grants of Options under the Plan.  Neither the Plan nor this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or any of its subsidiaries, or to interfere with or to limit in any way the right of the Company or any of its subsidiaries to terminate the employment of the Participant at any time.

(b)           Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to Option Shares acquired pursuant to the exercise of any Option hereunder, such Participant shall pay to the Company, or make arrangements reasonably satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that such arrangements need not involve the advancement by the Company of any funds to, for or on behalf of any Participant or the incurrence or payment by the Company of any costs or expenses.  With the approval of the Committee, a Participant may satisfy the foregoing requirements by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax to be withheld (but not in excess of the Company’s minimum statutory withholding).  The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(c)           No Restriction on Right of Company to Effect Corporate Changes.  Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d)           1934 Act.  Notwithstanding anything contained in the Plan or this Agreement to the contrary, if the consummation of any transaction under the Plan or this Agreement would result in the possible imposition of liability to the Participant pursuant to Section 16(b) of the 1934 Act, the Board of Directors or the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

9.             Survival; Assignment.

(a)           All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Options and the Option Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant’s or the Company’s behalf, shall continue in full force and effect.  Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except by will or the laws of descent and distribution.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

(b)           The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Agreement.

10.           Certain Remedies.  Without intending to limit the remedies available to the Company, the Participant agrees that damages at law will be an insufficient remedy in the event the Participant violates the terms of this Agreement.  The Participant agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

11.           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed.  All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed:

(a)           if to the Participant, to his attention at the mailing address set forth at the foot of this Agreement;

(b)           if to the Company, to it at the following address:

Lincoln Technical Institute, Inc.

200 Executive Drive

West Orange, NJ  07052

Telecopy:  (973) 243-0841

Attention:  President

with a copy to:

Stonington Partners, Inc.

767 Fifth Avenue, 48th Floor

New York, New York  10153

Attention:  James J. Burke, Jr.

and a copy to:

Shearman & Sterling

599 Lexington Avenue

New York, New York  10022

Attention:  John J. Cannon, III, Esq.

or at such other address as the parties hereto shall have specified by notice in writing to the other parties.

12.           Waiver.  The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

13.           Entire Agreement; Governing Law.  This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

LINCOLN TECHNICAL INSTITUTE, INC.

By:
Name: David F. Carney
Title: Chairman and CEO

PARTICIPANT

By:
Name:
Address:

Number of Performance Options:

Number of Service Options:

Option Price:	$3.10

Date of Grant:	January 1, 2002